SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):     May 10, 2004

BALLY TOTAL FITNESS HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number:   0-27478

Delaware	36-3228107

(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

8700 West Bryn Mawr Avenue, Chicago, Illinois	60631

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(773) 380-3000

Exhibit Index on Page 2

BALLY TOTAL FITNESS HOLDING CORPORATION
FORM 8-K
Current Report

Item 7.	Financial Statements and Exhibits

c. Exhibits

99 Press Release dated May 10, 2004

Item 12.	Results of Operations and Financial Condition

On May 10, 2004, Bally Total Fitness Holding Corporation issued a press release announcing unaudited results for the quarter ended March 31, 2004. The press release is attached hereto as Exhibit 99 and incorporated by reference herein. All adjustments have been recorded which are, in the opinion of management, necessary for a fair presentation of the information included in the press release. With the exception of changes made to the consolidated statement of cash flows for the three month period ended March 31, 2003 to effect changes in accounting fully described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, all such adjustments were of a normal and recurring nature.

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY TOTAL FITNESS HOLDING CORPORATION

Registrant

Dated: May 10, 2004	/s/ William G. Fanelli

William G. Fanelli
Senior Vice President, Acting Chief Financial Officer
(principal financial officer)